As filed with the Securities and Exchange Commission on November 1, 1999
                                                      Registration No. 333-58537
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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                   COLORADO                                  84-1158484
          ------------------------------                --------------------
         (State or other jurisdiction of                (I.R.S. employer
         incorporation or organization)                identification number)
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                       BOX S
                  240 MAIN STREET
                 BLACK HAWK, COLORADO                           80422
       ----------------------------------------               ----------
       (Address of principal executive offices)               (Zip code)
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                   1994 EMPLOYEES' INCENTIVE STOCK OPTION PLAN
                        1996 INCENTIVE STOCK OPTION PLAN
          -------------------------------------------------------------
                              (Full title of plan)

                           STEPHEN R. ROARK, PRESIDENT
                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                                     BOX 21
                                 240 MAIN STREET
                           BLACK HAWK, COLORADO 80422
          -------------------------------------------------------------
                    (Name and address of agent for service)


                                 (303) 582-1117
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              SAMUEL E. WING, ESQ.
                              JONES & KELLER, P.C.
                            1625 BROADWAY, SUITE 1600
                             DENVER, COLORADO 80202
                            TELEPHONE: (303) 573-1600
                            FACSIMILE: (303) 893-6506

         Pursuant to the undertakings included in Item 9(a) of this Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on July 6, 1999 (#333-58537) and as required by Item 512(a) of Regulation S-B of the Securities Act of 1933, Black Hawk Gaming & Development Company, Inc. hereby deregisters and removes from registration 468,000 shares of its Common Stock which remained unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Black Hawk, State of Colorado, on October 28, 1999.

                                   BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.


                                        By: /s/ Stephen R. Roark
                                            ---------------------------
                                            Stephen R. Roark, President


         Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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           Signature                   Title                        Date
           ---------                   -----                        ----

By: /s/  Jeffrey P. Jacobs       Co-Chairman and Chief          October 28, 1999
    ------------------------     Executive Officer
    Jeffrey P. Jacobs

By: /s/  Stephen R. Roark        President and Chief            October 28, 1999
    ------------------------     Financial and Accounting
    Stephen R. Roark             Officer

By: /s/  Frank B. Day            Director                       October 28, 1999
    ------------------------
    Frank B. Day

By:  /s/  J. Patrick McDuff      Director                       October 28, 1999
     -----------------------
     J. Patrick McDuff

By: /s/  Robert H. Hughes        Director                       October 28, 1999
    ------------------------
    Robert H. Hughes


By: /s/  Timothy Knudsen         Director                       October 28, 1999
   -------------------------
   Timothy Knudsen
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